UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Lake Avenue, Suite 1050, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders of Arrowhead Pharmaceuticals, Inc. (the “Company”) at the 2018 Annual Meeting of Stockholders held on March 16, 2018.

•	Election of six directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

•	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for fiscal 2017;

•	Ratification of Rose Snyder & Jacobs as independent auditors of the Company for the fiscal year ended September 30, 2018.

As of January 23, 2018, the record date for the Annual Meeting, the Company had 86,787,566 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 69,619,897 shares were present in person or represented by proxy and entitled to vote. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

NAME	FOR	WITHHELD	NON VOTES
Christopher Anzalone	30,228,467	10,602,830	28,788,600
Mauro Ferrari	30,172,756	10,658,541	28,788,600
Edward W. Frykman	29,576,656	11,254,641	28,788,600
Douglass Given	29,803,570	11,027,727	28,788,600
Michael S. Perry	26,954,650	13,876,647	28,788,600
William Waddill	40,214,558	616,739	28,788,600

Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the 2017 fiscal year

37,807,250 FOR 2,840,352 AGAINST 183,695 ABSTAIN 28,788,600 NON VOTES

The proposal was approved.

Ratification of Rose, Snyder & Jacobs as Arrowhead’s independent public accounting firm

68,448,277 FOR 600,432 AGAINST 571,188 ABSTAIN

The appointment was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2018

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Jane Davidson
Jane Davidson Corporate Secretary